Exhibit 99.1

   Digital Recorders, Inc. Encouraged by Recent Federal Legislative
                 Efforts On Reauthorization of TEA-21

    DALLAS--(BUSINESS WIRE)--March 15, 2005--

  CEO Announces Plans to Launch Additional Security-Related Products
              and Services in Next 12 Months to 18 Months

    Digital Recorders, Inc. (DRI) (Nasdaq:TBUS), a market leader in transit, transportation, and law enforcement digital communications and audio enhancement systems, announced today that the Company is encouraged by the U.S. House of Representatives' measure to renew the Transportation Equity Act for the 21st Century (TEA-21) with the Transportation Equity Act: A Legacy for Users (TEA LU, H.R. 3).
    The House Transportation and Infrastructure Committee has marked up a bill to authorize $283.9 billion in funding for transit and highway programs over six years through the U.S. government's fiscal year 2009. This includes a significant increase to $52.3 billion in guaranteed funding for public transportation.
    "We believe this new legislation, if enacted, may substantially stabilize the transit industry by helping to remove doubts about long-term funding. Those doubts, in our judgment, have caused slowness in our markets and the greater U.S. transit industry in 2004 and 2005," David L. Turney, the Company's Chairman, Chief Executive Officer, and President, said.
    The proposals for the U.S. government's fiscal year 2006 budget would provide funding for targeted infrastructure protection and security-oriented initiatives within the U.S. Department of Homeland Security. Mr. Turney said these actions could potentially add up to $600 million in funding available for infrastructure protection initiatives, including transit and rail security. "However, we must caution that this legislation is not complete and it could possibly fail or stall. Further, even if it is passed this spring, it would not have a significant impact on DRI's fiscal year 2005 revenue. We also could experience some additional market weakness in the last half of 2005 before this new legislation becomes effective. Suffice it to say, the removal of some market uncertainties and the increased funding may be positive developments for DRI's revenue outlook in fiscal year 2006 and beyond."

    Outlook

    "In the next 12 months to 18 months, we expect to launch several additional security-related products and services for the transit industry. We also plan to launch new products and new served markets in both the U.S. and abroad. We believe these efforts may position the Company to attain a $55 million to $60 million-plus annualized run rate revenues over the next 18 months to 24 months. We also continue to explore acquisition and strategic alliance opportunities to further accelerate our long-term growth," Mr. Turney said.

    About the Company

    Digital Recorders, Inc. is a market leader in transit, transportation, and law enforcement and security digital communications and audio enhancement systems using proprietary software applications. Our products improve the flow and mobility of people through transportation infrastructure, mitigate security threats, and enhance law enforcement agencies' surveillance capabilities. Our transit communications products -- TwinVision(R) and Mobitec(R) route destination signage systems, Talking Bus(R) voice announcement systems, Internet-based passenger information systems, and computer aided dispatch/automatic vehicle locating and monitoring systems -- enhance public transportation and mitigate security threats worldwide. Our electronic surveillance tools, including microphone amplifiers and processors, countermeasures devices, speech activity detectors, and radio/television noise cancellers, help law-enforcement agencies around the globe detect, capture, arrest and prosecute criminals. For more information about DRI and its operations worldwide, go to www.digrec.com.

    Forward-Looking Statements

    Statements regarding the passage of federal legislation providing funding to our market or the U.S. transit industry, the possible effect such federal funding may have on our business and our long-term outlook, the possible outcome of new security-related products and services and their effect on our long-term outlook, as well as other statements that are not historical facts, are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks and uncertainties that could cause actual results and timing to differ from those contained in the forward-looking statements. These include, but are not limited to, uncertainties as to the occurrence and timing of federal funding, the implementation of new security-related initiatives, products, and services, and market acceptance of such, and the attainment of annualized revenues. Refer to the Company's various Securities and Exchange Commission filings, such as its Forms 10-Q and 10-K, for further information about forward-looking statements and risks associated with the Company's business.

    CONTACT: Digital Recorders, Inc., Dallas
             Veronica B. Marks, 214-378-4776
             Fax: 214-378-8437
             veronicam@digrec.com
             or
             Investor Relations Contact:
             Citigate Sard Verbinnen
             Robin Weinberg, 212-687-8080
             Fax: 212-687-8344
             rweinberg@sardverb.com